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                                                                    EXHIBIT 23.2


                                Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 321,000 shares of common stock under the Millennium Biotherapeutics, Inc. 1997 Equity Incentive Plan of our report dated February 9, 1999, with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                         ERNST & YOUNG LLP

Boston, Massachusetts
December 20, 1999